Exhibit 99.8

CONSENT TO BE NAMED AS

A PERSON ABOUT TO BECOME A DIRECTOR

The undersigned hereby consents to be named in the Registration Statement on Form S-4 to which this Consent has been filed as an exhibit, or any amendment thereto, as a person who shall become a Director of CombinatoRx, Incorporated, such appointment to become effective upon consummation of the merger, as described in the Registration Statement on Form S-4 and the Joint Proxy Statement/Prospectus contained therein.

/s/ WILLIAM HUNTER, M.D., M.SC.

William L. Hunter, M.D., M.Sc.

Date: July 27, 2009